Exhibit 99(a)(1)(B)

AUDAX CREDIT BDC, INC. LETTER OF TRANSMITTAL	PURSUANT TO THE OFFER TO PURCHASE DATED March 27, 2023

THE OFFER WILL EXPIRE AT 11:59 P.M. EASTERN TIME,
ON April 24, 2023, UNLESS THE OFFER IS EXTENDED
ANY QUESTIONS CONCERNING THE OFFER OR THIS LETTER OF TRANSMITTAL
CAN BE DIRECTED TO THE FOLLOWING ADDRESS:

Our website: www.audaxcreditbdc.com
Our telephone: (617) 859-1500
U.S. mail: 101 Huntington Avenue
Boston, Massachusetts 02199

DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO AUDAX CREDIT BDC, INC. (THE “COMPANY”).

THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

AUDAX CREDIT BDC, INC. LETTER OF TRANSMITTAL	PURSUANT TO THE OFFER TO PURCHASE DATED March 27, 2023

LADIES AND GENTLEMEN:

This Letter of Transmittal is provided in connection with the Company’s offer dated March 27, 2023 to purchase no less than 1,550,000 and up to approximately 1,650,000 shares of common stock of the Company (“Shares”).

The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Delaware, the number of Shares specified for purchase by the Company at a price equal to the Company’s net asset value per Share as of March 31, 2023 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”).

The name(s) of the registered owner(s) should be printed exactly as on the subscription agreement accepted by the Company in connection with purchase of the Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made promptly by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or ACH to the account identified by the undersigned below.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

AUDAX CREDIT BDC, INC. LETTER OF TRANSMITTAL	PURSUANT TO THE OFFER TO PURCHASE DATED March 27, 2023

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or ACH) of the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) appearing in Box 1 (unless a different name is indicated in Box 2 “Special Registration and Payment Instructions” below), for delivery by mail to the address of record (unless a different address or method of payment is indicated in Box 2 “Special Registration and Payment Instructions” below).

THE PURCHASE PRICE WILL BE PAID BY CHECK UNLESS OTHERWISE INDICATED IN BOX 2.

1	By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of shares of common stock indicated on the line entitled “Total Shares to be Tendered.”	SIGN HERE TO TENDER YOUR SHARES

Signature(s) of Registered Holder(s) ____________________________________ Date ______________

Signature(s) of Registered Holder(s) ____________________________________ Date ______________

Custodial Signature(s) for all Custodial Accounts __________________________ Date ______________

Name(s) (Please print) _________________________________________________________________

Name(s) (Please print) _________________________________________________________________

Daytime Phone # (               )_____________________________________________________________

Total Shares to be Tendered _______________________________________ (“All” or a specific number)

Audax Credit BDC, Inc. Account Number __________________________________________________

Social Security Number ________________________________________________________________

☐ Check here if this is a redemption due to stockholder death or disability.

2	IMPORTANT: To be completed ONLY if the Purchase Price is to be made payable in the name of someone other than the name(s) of the registered holder(s), or if the payment of the Purchase Price is to be delivered by mail to an address different than the address(es) of the registered holder(s) provided on the subscription agreement accepted by the Company in connection with the purchase of the Shares, or if the Purchase Price is to be made payable by ACH.	SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS
☐ Check here and fill out the ACH instructions below to receive the Purchase Price via ACH Bank
ABA Routing Number
Account Holder
Account Number
Reference Audax Credit BDC, Inc.
☐ Check here to receive the Purchase Price via check Make checks payable to and mail to:
Name of Registered Holder
Mailing Address
City, State, Zip
Social Security Number (or) Tax Identification Number
(In Addition, Complete Substitute Form W-9)